Exhibit 10.2
AMENDMENT NO. 1
TO
THE J. M. SMUCKER COMPANY DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Restated Effective May 1, 2015)

The J. M. Smucker Company hereby adopts this Amendment No. 1 to The J. M. Smucker Company Defined Contribution Supplemental Executive Retirement Plan (Restated Effective May 1, 2015) (the “Plan”). Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined. The provision of this Amendment No. 1 shall be effective as of January 1, 2018.
Section 1
Section 3.1 of the Plan is hereby amended in its entirety to read as follows:
The Company shall establish and maintain an account for each Participant, or designated Beneficiary of the Participant upon the death of the Participant, and shall credit such accounts each Plan Year with Earnings Credits, as applicable, in accordance with the provision of this Article III.
Section 2
Section 3.2 of the Plan is hereby amended by inserting the following sentence after the third and final sentence thereof:
Notwithstanding the foregoing, for all purposes under the Plan, effective for periods on or after January 1, 2018, no further accounts will be credited with Contribution Credits.
[Signature on Following Page]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed this 31st day of December, 2016.
THE J. M. SMUCKER COMPANY

By: /s/ Jill R. Penrose
Title: Senior Vice President, Human Resources and Corporate Communications